Exhibit 23.4







                  Consent of Wertime, Ries and Van Ullen, P.C.

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                                                                    Exhibit 23.4




                  [WERTIME, RIES & VAN ULLEN, P.C. LETTERHEAR]




                                October 28, 1998



The Board of Trustees
Cohoes Savings Bank
75 Remsen Street
Cohoes, New York  12407


                   CONSENT OF WERTIME, RIES & VAN ULLEN, P.C.


Ladies and Gentlemen:

         We hereby consent to the references to this firm and our opinions in the Registration Statement on Form S-1 filed by Cohoes Savings Bank, Cohoes, New York, and all amendments thereto; in the Form H-(e)1 for Cohoes Bancorp, Inc., and all amendments thereto; and in the Application for Conversion on Form 86-AC filed by Cohoes Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for Cohoes Savings Bank filed with the Federal Deposit Insurance Corporation and all amendments thereto, relating to the conversion of the Bank from a New York State chartered mutual savings bank to a New York State chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to Cohoes Bancorp, Inc., a holding company formed for such purpose, and the offering of Cohoes Bancorp, Inc.'s stock.



                                          /s/ Wertime, Ries & Van Ullen, P.C.
                                          -----------------------------------
                                              WERTIME, RIES & VAN ULLEN, P.C.